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                                                           EXHIBIT 99.(A)(5)(II)

[LOGO] Jefferies                                  Jefferies & Company, Inc
                                                  520 Madison Avenue, 12th Floor
                                                  New York, New York 10022
                                                  Tel 212.284.2550
                                                  Fax 212.284.2529

                          Offer to Purchase for Cash

                    Up to 15,002,909 Shares of Common Stock

                                      of

                            RARE MEDIUM GROUP, INC.
                                      at
                              $0.28 Net Per Share

                                      by

                            AP/RM ACQUISITION, LLC

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
         TIME, ON TUESDAY, MAY 7, 2002, UNLESS THE OFFER IS EXTENDED.
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                                                                  April 9, 2002

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

   We have been appointed by AP/RM Acquisition, LLC, a Delaware limited liability company (the "Purchaser"), to act as dealer manager in connection with the Purchaser's offer to purchase up to 15,002,909 shares of common stock, par value $0.01 per share (the "Common Stock"), of Rare Medium Group, Inc., a Delaware Corporation (the "Company"), at a price of $0.28 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 9, 2002 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as each may be amended and supplemented from time to time, together constitute the "Offer") enclosed herewith.

   THE OFFER IS BEING MADE PURSUANT TO A STIPULATION OF SETTLEMENT RELATING TO THE PUTATIVE CLASS ACTION SUIT IN RE RARE MEDIUM GROUP, INC. SHAREHOLDERS LITIGATION, C.A. NO. 18879-NC, BROUGHT BY HOLDERS OF THE COMPANY'S COMMON STOCK CHALLENGING THE COMPANY'S PREVIOUSLY PROPOSED PLAN OF MERGER WITH MOTIENT CORPORATION, WHICH HAS BEEN TERMINATED.

   THE OFFER IS CONDITIONED UPON THE SATISFACTION OF CERTAIN TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE.

   Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold shares of Common Stock registered in your name or in the name of your nominee.

   For your information and for forwarding to your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee, or who hold shares of Common Stock registered in their own names, we are enclosing the following documents:

      1. The Offer to Purchase dated April 9, 2002.

      2. The Letter of Transmittal to be used by holders of shares of Common Stock in accepting the Offer and tendering shares of Common Stock. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender shares of Common Stock.

                                    [GRAPHIC]

Atlanta Boston Chicago Dallas Hong Kong London Los Angeles New Orleans New York
                San Francisco Short Hills Stamford Tokyo Zurich

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      3.  The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such shares of Common Stock (the "Certificates") are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed by the Expiration Date.

      4. A printed form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

      5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withheld.

      6.  A return envelope addressed to the Depositary.

   For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, shares validly tendered and not properly withdrawn as, if and when the Purchaser give oral or written notice to the Depositary of its acceptance for payment of such shares of Common Stock pursuant to the Offer. In all cases, payment for shares of Common Stock tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Certificates or a timely confirmation of a book-entry transfer of such shares of Common Stock into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 3--"Procedures for Tendering Shares of Common Stock" of the Offer to Purchase) pursuant to the procedures set forth in Section 3--"Procedures for Tendering Shares of Common Stock" of the Offer to Purchase, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duty executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in "Section 3--"Procedures for Tendering Shares of Common Stock") of the Offer to Purchase), and (iii) all other documents required by the Letter of Transmittal. Under no circumstances will interest on the purchase price for shares of Common Stock be paid by the Purchaser, regardless of any delay in making such payment.

   The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager (as defined in the Offer to Purchase) and the Information Agent as set forth in Section 14--"Fees and Expenses" of the Offer to Purchase) in connection with the solicitation of tenders of shares of Common Stock pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

   The Purchaser will pay any stock transfer taxes with respect to the transfer and sale to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal, as well as any charges and expenses of the Depositary, the Dealer Manager and the Information Agent.

   YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, MAY 7, 2002 UNLESS THE OFFER IS EXTENDED.

   In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal, with any required signature guarantees and any other required documents, should be sent to the Depositary, and Certificates should be delivered or such shares of Common Stock should be tendered by book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

   If holders of shares of Common Stock wish to tender shares, but it is impracticable for them to forward their Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 3--"Procedures for Tendering Shares of Common Stock" of the Offer to Purchase.

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   Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the undersigned at the address and telephone number set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          JEFFERIES & COMPANY, INC.

   NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE PURCHASER, THE COMPANY, THE INFORMATION AGENT, THE DEALER MANAGER OR THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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